EXHIBIT 25.01

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

_________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

___________________________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
________________________________________

JPMorgan Chase Bank
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a national bank) 270 Park Avenue New York, New York (Address of principal executive offices)	13-4994650 (I.R.S. employer identification No.) 10017 (Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)
____________________________________________
Entergy Gulf States Inc.
(Exact name of obligor as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-0662730 (I.R.S. employer identification No.)

350 Pine Street Beaumont, Texas (Address of principal executive offices)	77701 (Zip Code)

First Mortgage Bonds
(Title of the indenture securities)

GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

        New York State Banking Department, State House, Albany, New York 12110.

        Board of Governors of the Federal Reserve System, Washington, D.C., 20551

        Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington, D.C., 20429.

    (b) Whether it is authorized to exercise corporate trust powers.

        Yes.

Item 2. Affiliations with the Obligor and Guarantors.

    If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

    None.

Item 16. List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

5. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 23rd day of October, 2003.

JPMORGAN CHASE BANK

By /s/ James D. Heaney
James D. Heaney
Vice President

Exhibit 7 to Form T-1
Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business June 30, 2003, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

ASSETS

Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin
    Interest-bearing balances
Securities:
Held to maturity securities
Available for sale securities
Federal funds sold and securities purchased under
  agreements to resell
   Federal funds sold in domestic offices
   Securities purchased under agreements to resell
Loans and lease financing receivables:
   Loans and leases held for sale
   Loans and leases, net of unearned income  $166,046
   Less: Allowance for loan and lease losses        3,735
   Loans and leases, net of unearned income and
    allowance
Trading Assets
Premises and fixed assets (including capitalized leases)
Other real estate owned
Investments in unconsolidated subsidiaries and
  associated companies
Customers' liability to this bank on acceptances
  outstanding
Intangible assets
   Goodwill
   Other Intangible assets
Other assets

TOTAL ASSETS

Dollar Amounts in Millions $ 22,657 10,600 268 76,771 3,844 86,290 31,108 162,311 186,546 6,142 133 696 225 2,201 3,058 68,983 $661,833

LIABILITIES

Deposits
     In domestic offices
     Noninterest-bearing                                    $82,747
     Interest-bearing                                          106,824
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's
Noninterest-bearing                                         $ 6,025
     Interest-bearing                                          119,965

Federal funds purchased and securities sold under agree-
ments to repurchase:
     Federal funds purchased in domestic offices
     Securities sold under agreements to repurchase
Trading liabilitie
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases)
Bank's liability on acceptances executed and outstanding
Subordinated notes and debentures
Other liabilities
TOTAL LIABILITIES
Minority Interest in consolidated subsidiaries

                                       EQUITY CAPITAL

Perpetual preferred stock and related surplus
Common stock
Surplus (exclude all surplus related to preferred stock)
Retained earnings
Accumulated other comprehensive income
Other equity capital components
TOTAL EQUITY CAPITAL

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL

$189,571 125,990 4,978 114,181 129,299 10,186 225 8,202 41,452 624,084 104 0 1,785 16,304 18,426 1,130 0 37,534 $661,833

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has
been prepared in conformance with the instructions issued
by the appropriate Federal regulatory authority and is true
to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness
of this Report of Condition and declare that it has been
examined by us, and to the best of our knowledge and
belief has been prepared in conformance with the in-
structions issued by the appropriate Federal regulatory
authority and is true and correct.

WILLIAM B. HARRISON, JR.    )
HANS W. BECHERER                  )
FRANK A. BENNACK, JR.          )